UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 2, 2021

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2021, Jeffrey D. York resigned from his position as Chief Sales Officer of Paycom Software, Inc. (the “Company”) and accepted a new role as Leadership Strategist of the Company. In connection with the change in Mr. York’s role, the Company and Mr. York entered into a letter agreement (the “Letter Agreement”) that, among other things, (i) amends that certain Amended and Restated Executive Employment Agreement, dated March 9, 2020, by and between the Company and Mr. York, to, among other things, reflect the change in Mr. York’s role, eliminate certain executive-level benefits and remove the termination and severance provisions, and (ii) forfeits and releases the performance-based restricted stock unit award granted to Mr. York on February 10, 2021. The foregoing description of the terms of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On April 2, 2021, the Board of Directors of the Company appointed Holly Faurot to succeed Mr. York as Chief Sales Officer of the Company. Mrs. Faurot, 36, previously held the role of Senior Executive Vice President of Sales and Client Relations after serving as the Company’s Vice President of Client Relations from March 2016 to February 2021. Prior to these positions, Mrs. Faurot served as the Company’s Regional Vice President of Sales from July 2011 to March 2016, Sales Manager from January 2009 to July 2011, Sales Training Manager from July 2008 to January 2009 and Senior Sales Consultant from February 2007 to January 2009. She earned her bachelor’s degree in management and a minor in marketing from the University of Oklahoma.

Mrs. Faurot’s annual base salary is $442,000, and she is eligible to participate in the Paycom Software, Inc. Annual Incentive Plan (the “Annual Incentive Plan”). For the performance period beginning January 1, 2021 and ending December 31, 2021, Mrs. Faurot was granted an award under the Annual Incentive Plan with a target bonus level of 75% of her base salary and a maximum payout of 150% of her base salary, based on the achievement of pre-established Company goals related to revenue growth and adjusted EBITDA. In connection with her appointment, Mrs. Faurot was also granted an award of performance-based restricted stock units (“PSUs”) pursuant to the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “LTIP”). Consistent with the PSU awards granted to certain other executive officers of the Company on February 10, 2021, Mrs. Faurot received 5,445 target PSUs that will vest based on the Company’s total stockholder return relative to a peer group of 34 publicly traded companies. A description of the material terms of the Restricted Stock Unit Award Agreement – Performance-Based Vesting for awards under the LTIP was included in the Company’s Current Report on Form 8-K dated February 10, 2021, filed with the Securities and Exchange Commission on February 17, 2021.

Item 7.01	Regulation FD Disclosure.

On April 2, 2021, the Company issued a press release announcing Mr. York’s role change and the appointment of Mrs. Faurot as Chief Sales Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, by and between Paycom Software, Inc. and Jeffrey D. York, dated April 2, 2021.

99.1	Press Release issued April 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: April 7, 2021	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer